Calculation of Filing Fee Tables
S-8
Norwegian Cruise Line Holdings Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value of $0.001 per share, issuable pursuant to the Registrant's Restricted Share Unit Award Agreement for John W. Chidsey	Other	3,312,530	$ 17.58	$ 58,234,277.40	0.0001381	$ 8,042.15
Total Offering Amounts:						$ 58,234,277.40		$ 8,042.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,042.15
Offering Note
[1]	This Registration Statement covers, in addition to the number of ordinary shares of Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda (the "Company" or the "Registrant"), par value $0.001 per share (the "Ordinary Shares"), stated above, other rights to purchase or acquire the Ordinary Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares and rights that may be offered or issued pursuant to the Restricted Share Unit Award Agreement for John W. Chidsey (the "Inducement Agreement") as a result of one or more adjustments under the Inducement Agreement to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. The offering price per share and the aggregate offering price for the Inducement Agreement have been estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on April 29, 2026, in accordance with Rule 457(c) of the Securities Act. The registration fee for the Inducement Agreement has been calculated in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources